Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202203 on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the Chevron Employee Savings Investment Plan for the year ended December 31, 2024.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 27, 2025